Exhibit 3.1.3

CERTIFICATE OF INCORPORATION

OF

ARROW INTERNATIONAL INVESTMENT CORP.

ARTICLE I

The name of the corporation is Arrow International Investment Corp.

ARTICLE II

The address of the corporation’s registered office in the State of Delaware is One Rodney Square, Tenth and King Streets, P.O. Box 551, in the City of Wilmington, County of New Castle 19899. The name of its registered agent at such address is RL&F Service Corp.

ARTICLE III

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares which the corporation shall have authority to issue is 5,000,000 shares of Common Stock, and the par value of each such share is $0.01 per share.

ARTICLE V

The name and mailing address of the incorporator is Robert J. Shaughnessy, Richards, Layton & Finger, One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899.

ARTICLE VI

A. The Board of Directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation, but the stockholders may make additional by- laws and may alter or repeal any by-law whether adopted by them or otherwise.

B. A Director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except to the extent such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as the same exists or may hereafter be amended.

Any repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a Director of the Corporation existing hereunder with respect to any act or omission occurring prior to such repeal or modification.

ARTICLE VII

Elections of directors need not be by written ballot except and to the extent provided in the by-laws of the corporation.

The undersigned incorporator hereby acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.

/s/

Witness:

/s/

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ARROW INTERNATIONAL INVESTMENT CORP.

Arrow International Investment Corp. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

FIRST: The Corporation has not received any payment for any of its stock.

SECOND: The Amendment to the Corporation’s Certificate of Incorporation set forth in the following resolution was approved by the unanimous written consent of the Corporation’s Board of Directors and was duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by striking ARTICLE IV in its entirety and inserting in lieu thereof a new ARTICLE IV reading in its entirety as follows:

ARTICLE IV

The total number of shares which the corporation shall have authority to issue is 1,000 shares of Common Stock, and the par value of each such share is $0.01 per share.

IN WITNESS WHEREOF, Arrow International Investment Corp. has caused this Certificate to be signed and attested by Marlin Miller, Jr., Raymond Neag, John H. Broadbent, Jr. and T. Jerome Holleran, its Directors, in accordance with the provisions of Section 103(a)(2)b. of the General Corporation Law of the State of Delaware because it does not have any of the officers set forth in Section 103(a)(2)a. of the General Corporation Law of the State of Delaware, this 28th day of August , 1989.

ARROW INTERNATIONAL INVESTMENT CORP.

BY:	/s/ Marlin Miller Jr.
Director

BY:	/s/ Raymond Neag
Director

BY:	/s/ John H. Broadbent Jr.
Director

BY:	/s/ T. Jerome Holleran
Director

Attest:

/s/ Marlin Miller Jr.
Director

/s/ Raymond Neag
Director

/s/ John H. Broadbent Jr.
Director

/s/ T. Jerome Holleran
Director

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

OFFICE AND/OR REGISTERED AGENT

OF

Arrow International Investment Corp.

The Board of Directors of Arrow International Investment Corp., a Corporation of Delaware, on this 1st day of March, A.D. 1989, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 103 Springer Building, 3411 Silverside Road, Wilmington, in the County of New Castle.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Organization Services, Inc.

Arrow International Investment Corp., a Corporation of Delaware, doth hereby certify that the foregoing is a true copy of the resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Directors, and its corporate seal to be hereto affixed, the 1st day of March, A.D. 1989.

BY:	/s/ Marlin Miller Jr.
Director

BY:	/s/ John H. Broadbent Jr.
Director

BY:	/s/ T. Jerome Holleran
Director

BY:	/s/ Raymond Neag
Director

AGREEMENT OF MERGER

MERGING

MEDINNOVATIONS, INC.

(a Corporation of the State of Maryland)

INTO

ARROW INTERNATIONAL INVESTMENT CORP.

(a Corporation of the State of Delaware)

AGREEMENT OF MERGER, dated this 20th day of August, 1991, pursuant to Section 252 of the General Corporation Law of the State of Delaware and pursuant to the applicable sections of the Corporations and Associations Article of the Annotated Code of Maryland, between ARROW INTERNATIONAL INVESTMENT CORP., a Delaware corporation (hereinafter sometimes referred to as the “Surviving Corporation”) and MEDINNOVATIONS, INC., a Maryland corporation, (hereinafter sometimes referred to as the “Merged Corporation”).

WITNESSETH THAT:

WHEREAS, both the constituent corporations desire to merge MedInnovations, Inc. into Arrow International Investment Corp.;

NOW, THEREFORE, the corporations, parties to this Agreement of Merger, in consideration of the mutual covenants, agreements and provisions hereinafter contained, do hereby prescribe and agree upon the terms and conditions of said merger and mode of carrying the same into effect as follows:

FIRST: The parties to this Agreement of Merger are Arrow International Investment Corp., a corporation incorporated on the 5th day of January, 1988, pursuant to the General Corporation Law of the State of Delaware, and MedInnovations, Inc., a corporation incorporated on the 2nd day of March, 1987, pursuant to the laws of the State of Maryland.

SECOND: Arrow International Investment Corp. hereby merges into itself MedInnovations, Inc., and said MedInnovations, Inc. shall be and hereby is merged into Arrow International Investment Corp., which shall be the Surviving Corporation.

THIRD: The Surviving Corporation does hereby assume all of the liabilities and obligations of the Merged Corporation.

FOURTH: The Certificate of Incorporation of Arrow International Investment Corp., as heretofore amended and as in effect on the date of the merger provided for in this Agreement of Merger, shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation.

FIFTH: The total number of shares of stock of all classes which said Arrow International Investment Corp. has authority to issue is One Thousand (1,000) shares of common stock with a par value of one cent ($.01) per share resulting in a total aggregate par value of Ten Dollars ($10.00).

The total number of shares of common stock of all classes which said MedInnovations, Inc. has the authority to issue is Ten Million (10,000,000) shares with a par value of five ten-thousandths of one dollar ($.0005) resulting in a total aggregate par value of Five Thousand Dollars ($5,000.00).

SIXTH: The shares of stock of the Merged Corporation which are owned by the Surviving Corporation and which constitute one hundred percent (100%) of the issued and outstanding stock of the Merged Corporation shall be retired at such time that the merger contemplated herein becomes effective.

SEVENTH: The principal office of said MedInnovations, Inc., organized under the laws of the State of Maryland, is located in the County of Howard, State of Maryland.

EIGHTH: The location of the registered office of Arrow International Investment Corp., the Surviving Corporation, in the State of Delaware, the state of its incorporation, is 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810, and the name and post office address of a registered agent of said Surviving Corporation in Delaware is Organization Services, Inc., 103 Springer Building, 3411 Silverside Road, Wilmington, Delaware 19810; and the name and post office address of a registered agent of said Surviving Corporation in Maryland is The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

NINTH: Neither the Merged Corporation nor the Surviving Corporation owns property the title to which could be affected by the recording of an instrument among the Land Records of the State of Maryland.

TENTH: The terms and conditions of the merger transaction as set forth in this Agreement of Merger were advised, authorized and approved by MedInnovations, Inc., in the manner and by the vote required by its charter and the laws of Maryland. The manner in which the merger was approved is as follows: The merger was duly adopted and approved by the unanimous consent of the members of the Board of Directors of said MedInnovations, Inc., by the adoption on August 20, 1991, of a resolution approving the merger herein proposed upon the terms and conditions set forth in this Agreement of Merger, and was duly approved by unanimous consent of the Board of Directors of the Surviving Corporation, which Surviving Corporation is the sole shareholder of the Merged Corporation.

ELEVENTH: The terms and conditions of the transaction as set forth in this Agreement were duly advised and authorized and approved by said Arrow International Investment Corp. in the manner and by the vote required by the laws of the State of Delaware and by the charter of said corporation. The manner in which the merger was approved was by unanimous consent of all of the directors of Arrow International Investment Corp. dated August 20, 1991.

TWELFTH: The terms and conditions of the merger are as follows:

(a) The by-laws of the Surviving Corporation as they shall exist on the effective date of this Agreement of Merger shall be and remain the by-laws of the Surviving Corporation until the same shall be altered, amended and/or repealed as therein provided.

(b) The directors and officers of the Surviving Corporation shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

(c) This merger shall become effective upon the filing and approval of this Agreement of Merger with the Secretary of State of Delaware and with the State Department of Assessments and Taxation of the State of Maryland. However, for all accounting purposes, the effective date of the merger shall be as of the close of business on August 30, 1991.

(d) Upon the merger becoming effective, all the property, rights, privileges, franchises, patents, trademarks, licenses,

registrations and other assets of every kind and description of the Merged Corporation shall be transferred to, vested in and devolve upon the Surviving Corporation without further act or deed, and all property, rights and every other interest of the Surviving Corporation and the Merged Corporation shall be as effectively the property of the Surviving Corporation as they were of the Surviving Corporation and the Merged Corporation respectively. The Merged Corporation hereby agrees from time to time, as and when requested by the Surviving Corporation or by its successors or assigns, to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further or other action as the Surviving Corporation may deem necessary or desirable in order to vest in and confirm to the Surviving Corporation title to and possession of any property of the Merged Corporation acquired or to be acquired by reason of or as a result of the merger. The Surviving Corporation shall assume all of the obligations, responsibilities and liabilities of MedInnovations, Inc. The proper officers and directors of the Merged Corporation and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Merged Corporation or otherwise to take any and all such action necessary to carry out the intent and purposes of this Agreement of Merger.

IN WITNESS WHEREOF, the parties to this Agreement of Merger, pursuant to the approval and authority duly given by resolutions adopted by their respective Boards of Directors have caused these presents to be executed by the President of each constituent corporation which is a party hereto as the respective act, deed and agreement of the undersigned corporations on this 20th day of August, 1991.

ARROW INTERNATIONAL INVESTMENT CORP.

By:	/s/ Marlin Miller, Jr.
Marlin Miller, Jr., President

Attest:	/s/ Raymond Neag
Raymond Neag, Secretary

MEDINNOVATIONS, INC.

By:	/s/ Marlin Miller, Jr.
Marlin Miller, Jr., President

Attest:	/s/ Raymond Neag
Raymond Neag, Secretary

THE UNDERSIGNED, Marlin Miller, Jr., President, and Raymond Neag, Secretary, of ARROW INTERNATIONAL INVESTMENT CORP., who executed on behalf of said corporation the foregoing Agreement of Merger, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of said corporation, the foregoing Agreement of Merger to be the corporate act of said corporation and further certify that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/Marlin Miller, Jr.
Marlin Miller, Jr., President

/s/ Raymond Neag
Raymond Neag, Secretary

I, RAYMOND NEAG, Secretary of ARROW INTERNATIONAL INVESTMENT CORP., a Corporation organized and existing under the laws of the

State of Delaware, hereby certify, as such Secretary, that the Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of said Arrow International Investment Corp. and having been signed on behalf of MedInnovations, Inc., a corporation of the State of Maryland, were duly adopted pursuant to Subsection (f) of Section 251 of Title 8 of the Delaware Code without any vote of the stockholders of the Surviving Corporation; and that this Agreement of Merger does not amend in any respect the Certificates of Incorporation of the Surviving Corporation; and that each share of stock of Arrow International Investment Corp. is to be an identical outstanding share of Arrow International Investment Corp. after the effective date of the merger; and that no shares of common stock of the Surviving Corporation and no shares, securities or obligations convertible into such stock, are to be issued or delivered under the plan of merger; and that the outstanding shares of the corporation were such as to render Subsection (f) of Section 251 of Title 8 of the Delaware Code applicable; and that the Agreement of Merger was thereby adopted by action of the Board of Directors of said Arrow International Investment Corp., and are the duly adopted agreement and act of said corporation.

WITNESS my hand on this 20th day of August, 1991.

/s/ Raymond Neag
Raymond Neag, Secretary

THE UNDERSIGNED, Marlin Miller, Jr., President, and Raymond Neag, Secretary, of MEDINNOVATIONS, INC., who executed on behalf of said corporation the foregoing Agreement of Merger, of which this certificate is made a part, hereby acknowledge, in the name and on behalf of said corporation, the foregoing Agreement of Merger to be the corporate act of said corporation and further certify that, to the best of their knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

/s/ Marlin Miller, Jr.
Marlin Miller, Jr., President

/s/ Raymond Neag
Raymond Neag, Secretary

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS.
COUNTY OF BERKS	:

On this 20th day of August, 1991, before me, the undersigned officer, a Notary Public in and for the County and State aforesaid, personally appeared Marlin Miller, Jr., and Raymond Neag, who acknowledged themselves to be, respectively, the President and Secretary of ARROW INTERNATIONAL INVESTMENT CORP., a Delaware corporation, and that they, as such officers, being authorized to do so, caused the foregoing Agreement of Merger to be executed in the name of the corporation for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

/s/ Carole A. Nolf
Notary Public

My commission expires:
[Notary Seal]

COMMONWEALTH OF PENNSYLVANIA	:
	:	SS.
COUNTY OF BERKS	:

On this 20th day of August, 1991, before me, the undersigned officer, a Notary Public in and for the County and State aforesaid, personally appeared Marlin Miller, Jr., and Raymond Neag, who acknowledged themselves to be, respectively, the President and Secretary of MEDINNOVATIONS, INC., a Maryland corporation, and that they, as such officers, being authorized to do so, caused the foregoing Agreement of Merger to be executed in the name of the corporation for the purposes therein contained.

IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal.

/s/ Carole A. Nolf
Notary Public

My commission expires:
[Notary Seal]

STATE OF DELAWARE

CERTIFICATE OF CHANGE

OF REGISTERED AGENT AND/OR

REGISTERED OFFICE

State ID#

The Board of Directors of Arrow International Investment Corp., a Delaware Corporation, on this 14th day of April, A.D. 2008, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is 2711 Centerville Road, Suite 400 Street, in the City of Wilmington, DE, County of New Castle Zip Code 19808.

The name of the Registered Agent therein and in charge thereof upon whom process against this Corporation may be served, is Corporation Service Company.

The Corporation does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 14th day of April, A.D., 2008.

By:	/s/ C. Jeffrey Jacobs
Authorized Officer

Name:	C. Jeffrey Jacobs
Print or Type

Title:	Vice President & Treasurer